Exhibit 24

            OUTFRONT Media Inc.

            POWER OF ATTORNEY
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KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, hereby constitute and appoint Richard H. Sauer, Louis J. Capocasale and Chantal T. Roberts, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act, together or each without the other, for me and in my name, place and stead, in any and all capacities, to execute and file for and on behalf of the undersigned (i) any filings on Forms 3, 4, 5 and 144 (including any amendments thereto and any successors to such Forms) with respect to ownership of securities of OUTFRONT Media, Inc. (the "Company"), that the undersigned may be required to file with the U.S. Securities and Exchange Commission in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act")  or the rules promulgated thereunder, and (ii) any other documents necessary or appropriate to obtain codes and passwords enabling  the undersigned to file such reports electronically, including without limitation, Form ID.

The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act, the Securities Act or the rules promulgated thereunder (including without limitation, Rule 144).

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned's holdings and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.  This Power of Attorney revokes and replaces any prior Power of Attorney executed by the undersigned with respect to the ownership of securities of the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of February 2020.

Signature: /s/ Andrew Sriubas